UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

ALAUNOS THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 E. Las Olas Blvd., Suite 300

Fort Lauderdale, FL 33301

(Address of principal executive offices) (Zip Code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCRT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 9, 2026, Alaunos Therapeutics, Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Rule”). In accordance with Nasdaq’s rules, the Company timely submitted a plan to regain compliance with the stockholders’ equity requirement.

On October 5, 2026, the Company received a written notice from the Staff informing that its securities were subject to delisting from Nasdaq due to the Company with the Rule, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further suspension or delisting action by Nasdaq at least until the hearing is held and any extension that may be granted by the Panel expires.

The Company is exploring and evaluating strategic alternatives intended to strengthen its financial position and support its efforts to regain compliance with Nasdaq’s applicable listing requirements. The Company is working with a financial advisor to complete one or more potential transactions that it believes would result in regaining compliance with all applicable criteria for continued listing on Nasdaq.

There can be no assurance that the Panel will grant the Company’s request for continued listing, that the Company will be able to evidence compliance with the applicable listing criteria within any extension period that may be granted by the Panel following the hearing or that the Company’s evaluation of strategic alternatives will result in the identification of a suitable strategic alternative, the execution of a definitive agreement or the consummation of any such transaction. Any potential transaction would be subject to, as applicable, satisfactory negotiations, completion of due diligence, execution of definitive agreements, receipt of required approvals and satisfaction of applicable closing conditions. Further, there can be no assurance as to the timing, terms or benefits of any potential transaction, or that any transaction, if completed, would enable the Company to regain or maintain compliance with Nasdaq’s applicable listing requirements or prevent the suspension of trading in, or delisting of, the Company’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026

ALAUNOS THERAPEUTICS, INC.

By:	/s/ Holger Weis
Holger Weis
Chief Executive Officer